UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule § 240.14a-12
BOWNE & CO., INC.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ON MAY 12, 2010, BOWNE & CO., INC. (THE “COMPANY”) DISCLOSED THE FOLLOWING INFORMATION ON A
FORM 8-K FILED WITH THE COMMISSION:
The Company received a request for additional information from the U.S. Federal Trade Commission (“FTC”) with respect to the previously announced Agreement and Plan of Merger with R.R. Donnelley & Sons Company. The request for information from the FTC is part of the regulatory process under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”). The Company intends to respond expeditiously to this request and continue to work cooperatively with the FTC in connection with their review.
In addition, on May 12, 2010, in response to the merger control filing in Austria, the Republic of Austria’s Federal Competition Authority advised that it does not object to the completion of the merger transaction.
Completion of the transaction remains subject to the FTC approval under the HSR Act and other customary closing conditions, including approval of the merger by the Company’s stockholders. The Company has scheduled a special meeting of stockholders on May 26, 2010 for the stockholders to consider and vote upon the merger. The Company continues to expect the transaction to close during the second half of 2010.
ADDITIONAL INFORMATION
     In connection with the proposed merger of Snoopy Acquisition, Inc. with the Company pursuant to which the Company will be acquired by RR Donnelley & Sons Company, the Company has filed with the Securities and Exchange Commission (the “SEC”) on April 23, 2010, and has mailed to its stockholders on or about April 26, 2010 a definitive proxy statement. Before making any voting decision, stockholders are urged to read the definitive proxy statement carefully and in its entirety because it contains important information about the proposed merger. Stockholders may obtain, free of charge, additional copies of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Stockholders may also obtain a free copy of the definitive proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Bowne & Co., Inc., 55 Water Street, New York, NY 10041, Attention: Corporate Secretary, telephone (212) 658-5805, or from the Company’s website, www.bowne.com.
The Company and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in respect of the proposed merger. Information regarding the interests of such persons in the merger and such persons’ beneficial ownership of Bowne & Co., Inc. common stock as of April 19, 2010 is set forth in the definitive proxy statement described above.